UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): March 19, 2010
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On March 19 and March 24, 2010, respectively, ION Geophysical Corporation (the “Company”) entered into the following definitive agreements relating to its proposed joint venture and related transactions with BGP Inc., China National Petroleum Corporation, a company organized under the laws of the People’s Republic of China (“BGP”):
•	A Stock Purchase Agreement with BGP dated as of March 19, 2010 (herein so called), under which the Company will sell to BGP 23,789,536 shares of the Company’s common stock; and

•	A Share Purchase Agreement with BGP dated as of March 24, 2010 (herein so called), under which the Company will sell to BGP 51% of the equity interests in INOVA Geophysical Equipment Limited, a wholly-owned direct subsidiary of the Company organized under the laws of the Peoples Republic of China (“INOVA Geophysical”), and thereby, in connection with certain other transactions contemplated under the Share Purchase Agreement, form a joint venture with BGP to design, develop, manufacture and sell land-based seismic data acquisition equipment for the petroleum industry.
     The transactions contemplated by the Stock Purchase Agreement and Share Purchase Agreement are scheduled to close on or about March 25, 2010. At the closing, the Company will enter into a new bank senior secured credit facility and refinance its outstanding indebtedness under its current bank credit facility.
     The closing of the transactions contemplated under the Stock Purchase Agreement and the Share Purchase Agreement and the refinancing of the Company’s indebtedness under its bank credit facility will be described in a Current Report on Form 8-K that is currently expected to be filed by the Company on or about March 30, 2010.
Background.
     The Stock Purchase Agreement and the Share Purchase Agreement comprise two principal components of the overall transactions proposed between the Company and BGP as set forth in that certain binding term sheet (the “Term Sheet”) dated October 23, 2009 by and between BGP and the Company. The Term Sheet had set forth the principal terms for a proposed joint venture between BGP and the Company and BGP’s proposed investment in the Company. The Term Sheet and related transactions were previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2009; a copy of the Term Sheet was filed as an exhibit (Exhibit 10.52) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010.
     By the execution and delivery of the Stock Purchase Agreement and the Share Purchase Agreement, the Term Sheet terminated and was rendered null and void.
     At the same time that the Company and BGP entered into the Term Sheet, the Company also completed a bridge financing transaction with the Bank of China, New York Branch (“Bank of China”). The bridge financing consisted of additional revolving credit loans to the Company and one of its subsidiaries under the Company’s existing bank senior secured credit facility in the aggregate principal amount of US$40.0 million, represented by (i) a Convertible Promissory Note issued by the Company to Bank of China on October 23, 2009 (“the Domestic Convertible

Note”), and (ii) a Convertible Promissory Note issued by ION International S.à r.l. to Bank of China on October 23, 2009 (the “Foreign Convertible Note” and together with the Domestic Convertible Note, the “Convertible Notes”). The principal amounts of the Convertible Notes are convertible into shares of the Company’s common stock at a conversion price of US$2.80 per share. In addition, at the same time, the Company entered into a Warrant Issuance Agreement with BGP dated as of October 23, 2009, under which the Company granted to BGP a warrant (the “Warrant”) to purchase shares of the Company’s common stock. The transactions concerning the Convertible Notes and the Warrant were reported in the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2009; copies of these instruments were filed as exhibits to the Company’s Form 8-K/A filed with the SEC on October 28, 2009.
     BGP is a leading global geophysical services contracting company. BGP is a subsidiary of China National Petroleum Corporation (“CNPC”) and has been a customer of the Company’s products and services for many years. For the Company’s fiscal years ended December 31, 2009 and 2008, BGP and CNPC collectively accounted for approximately 8.0% and 5.1% of the Company’s consolidated net sales, respectively.
Stock Purchase Agreement.
     Under the Stock Purchase Agreement, the Company agreed to sell to BGP and BGP agreed to purchase 23,789,536 shares of the Company’s common stock in a privately-negotiated transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), for a purchase price of US$2.80 per share. The US$2.80 price per share had been agreed to by the parties in the Term Sheet. The Stock Purchase Agreement provides that the 23,789,536 shares of the Company’s common stock to be acquired by BGP will be comprised of (i) shares to be acquired by BGP upon any conversion of the Convertible Notes or exercise of the Warrant and (ii) a number of shares equal to the difference between 23,789,536 shares and the number of shares to be issued upon any conversion of the Convertible Notes or exercise of the Warrant.
     Bank of China assigned the Convertible Notes to BGP on March 19, 2010. BGP has delivered a notice to the Company of its election to convert the entire outstanding principal amount under the Domestic Convertible Note, US$28,571,428.57, into 10,204,082 shares of the Company’s common stock at the conversion price of US$2.80 per share, simultaneously with and conditioned upon the closing of the transactions under the Stock Purchase Agreement. At the closing under the Stock Purchase Agreement, BGP is to (i) receive 10,204,082 shares by its full conversion of the Domestic Convertible Note and (ii) purchase for cash, at the purchase price of US$2.80 per share, 13,585,454 shares, representing total cash consideration to the Company of approximately US$38.0 million. Upon the conversion of the Domestic Convertible Note, the total US US$28,571,428.57 outstanding principal amount owed by the Company under the Domestic Convertible Note will be satisfied in full. In addition, upon closing of the Stock Purchase Agreement, the Warrant will be terminated and will be surrendered to the Company. The total outstanding indebtedness owed by the Company under the Foreign Convertible Note of approximately US$5.1 million, together with unpaid interest and fees on the Domestic Convertible Note, is to be repaid by the Company, along with the other revolving loans under the Company’s existing bank credit facility, using the approximately US$38.0 million in cash proceeds from the sale of 13,585,454 shares of its common stock under the Stock Purchase Agreement and amounts borrowed under the new credit facility to be entered into by the Company and its material subsidiaries concurrently with, and conditioned upon, the closing of the transactions under the Stock Purchase Agreement. Upon the conversion of the outstanding principal amount of the Domestic Convertible Note and the repayment of the Foreign Convertible Note and unpaid interest and fees on the Domestic Convertible Note, the total outstanding indebtedness owed by the Company under its October 2009 bridge financing will be satisfied in full.

     After giving effect to the sale of the 23,789,536 shares of common stock of the Company, it is expected that BGP will have beneficial ownership of approximately 16.62% of the outstanding shares of Company common stock.
     The closing for the sale of these shares is expected to occur on or about March 25, 2010.
     The Stock Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for agreements concerning issuances of common stock in privately-negotiated transactions to strategic investors.
     The shares of the Company’s common stock acquired by BGP pursuant to the Stock Purchase Agreement will be subject to the terms and conditions of an Investor Rights Agreement to be entered into by and between the Company and BGP at the closing. Under the proposed Investor Rights Agreement, for so long as BGP owns as least 10% of the outstanding shares of the Company’s common stock, BGP will have the right to nominate one director to serve on the Board of Directors of the Company. It is currently expected that BGP’s designee will be appointed as an additional director to the Company’s Board of Directors on or about April 1, 2010. The proposed Investor Rights Agreement also will provide that whenever the Company may issue shares of its common stock or other securities convertible into, exercisable or exchangeable for its common stock, BGP will have certain pre-emptive rights to subscribe for a number of such shares or other securities as may be necessary to retain its proportionate ownership of common stock that would exist before such issuance. These pre-emptive rights are subject to usual and customary exceptions, such as issuances of securities as equity compensation to the Company’s directors, employees and consultants, under employee stock purchase plans and under currently outstanding convertible and exercisable securities of the Company.
     The sale and issuance of the shares of the Company’s common stock under the terms of the Stock Purchase Agreement will not be registered under the Securities Act in reliance upon exemptions under Section 4(2) of the Securities Act and Regulation D promulgated by the SEC thereunder. The Investor Rights Agreement will provide BGP with certain registration rights, including rights to cause the Company to file with the SEC a registration statement or registration statements under the Securities Act with respect to resales of the shares of common stock to be acquired by BGP under the Stock Purchase Agreement. It also contains customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities. The Registration Rights Agreement dated October 23, 2009 entered into by the Company and BGP will terminate upon the execution and delivery of the Investor Rights Agreement. In the Stock Purchase Agreement, the Company has agreed that it will not, and will cause its officers, directors and affiliates not to, subject to typical exceptions, sell shares of the Company’s common stock during the time between the date of any request to register shares given by BGP to the Company and the date that the SEC declares effective the registration statement relating to that request.
JV Share Purchase Agreement.
     Under the Share Purchase Agreement, the Company agreed to contribute to INOVA Geophysical certain assets and related liabilities that relate to the proposed business of the joint venture, which will be the manufacture and sale of land seismic data acquisition equipment. The

Company will also contribute US$1,507,262 in cash to INOVA Geophysical, which will be applied by INOVA Geophysical to purchase the Company’s direct wholly-owned Russian subsidiary (“Russia Sub”) in a post-closing transaction. BGP has also agreed that it will contribute to its newly formed Chinese subsidiary (“BGP Sub”) certain of its assets and related liabilities that relate to the joint venture’s business.
     The scope of the joint venture’s business will be to design, develop, engineer and manufacture, and conduct research and development, distribution, sales and marketing and field support operations, of land-based equipment used in seismic data acquisition for the petroleum industry. The Share Purchase Agreement also provides that certain assets and businesses will be excluded from the joint venture.
     At the closing of the Share Purchase Agreement, BGP will acquire a 51% equity interest in INOVA Geophysical from the Company for the aggregate consideration of (i) US$108.5 million in cash and (ii) 49% of the equity interests in BGP Sub. Under the Share Purchase Agreement, the Company and BGP have each agreed to make certain post-closing transfers to INOVA Geophysical; these post-closing items include the transfer by the Company of its equity interest in Russia Sub and transfers by each of BGP and ION of their respective equity interests in BGP Sub. The delays in these transfers are the result of applicable non-U.S. governmental approvals, which could not be completed by the closing date. INOVA Geophysical will also assume certain liabilities related to the transferred business assets.
     Excluded from the assets and liabilities to be transferred to the joint venture (and the scope of the joint venture business) will be (i) the analog sensor businesses of the Company and BGP and (ii) the businesses of certain companies in which BGP or the Company are currently a minority owner. All of the Company’s other businesses — including its Marine Imaging Systems, Data Management Solutions and ION Solutions (which includes GXT’s Imaging Solutions, Integrated Seismic Solutions (ISS) and BasinSPAN™ and seismic data libraries) — will remain owned and operated by the Company and will not comprise a part of the joint venture.
     The Share Purchase Agreement contains usual and customary representations and warranties, covenants and indemnification provisions, and is subject to certain closing conditions. The Company’s and BGP’s respective rights and obligations with regard to the joint venture will be set forth in a Joint Venture Agreement to be entered into by and between the Company and BGP at the closing. The Joint Venture Agreement will govern the rights and obligations of the parties regarding BGP’s 51% equity interest and the Company’s 49% equity interest in INOVA Geophysical. It will also be the governing document for the governance and operations of INOVA Geophysical, including future capital contributions, allocations of profits and losses, distributions from the joint venture, approval of budgets and strategic plans, executive management, related-party transactions, deadlock and dispute resolution procedures, withdrawals, and winding up, dissolution and termination. The board of directors of INOVA Geophysical will consist of four members appointed by BGP and three members appointed by the Company. The adoption of a resolution of the board of directors will generally require the affirmative vote of a simple majority of the directors at a meeting having a quorum present of at least 2/3 of the total directors; however, certain significant actions to be taken by the joint venture will require the approval of at least five directors.

Item 1.02	Termination of a Material Definitive Agreement.
     The text set forth in Item 1.01 regarding the termination of the October 2009 Term Sheet is incorporated into this item by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2010	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary